UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

Schedule 14C

_________________

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

(Amendment No.    )

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Standard Metals Processing, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

INFORMATION STATEMENT OF STANDARD METALS PROCESSING, INC.
611 Walnut Street
Gadsden, AL 35901
Telephone (888) 960-7347

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDERS MEETING
Date of Mailing: May 20, 2022

To the Shareholders of Standard Metals Processing, Inc.:

The attached Information Statement is furnished by the Board of Directors (the “Board”) of Standard Metals Processing, Inc. (the “Company,” “SMPR”, “we” or “us”). The Company, a Nevada corporation, is a public company registered with the Securities and Exchange Commission.

On May 9, 2022, the shareholders holding more than 51% of the voting power of the Common Stock of the Company (the “Common Stock”, and the “Consenting Shareholders”) consented in writing to (the “Written Consent”):

(1)    To re-elect two members to the Company’s Board of Directors to hold office until the Company’s Annual Meeting of Shareholders in 2023 or until their successors are duly elected and qualified;

(2)    To ratify the appointment of Turner Stone & Co., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

(3)    To increase the number of authorized shares of Common Stock of the Company to one billion shares (1,000,000,000) and increase the number of authorized shares of Preferred Stock of the Company to one hundred ten million. (110,000,000) of which ninety million (90,000,000) will be classified as “blank check preferred” (the “Authorized Increase”); and

(4)    To change the Company’s name to “American Clean Resources Group, Inc.” and its ticker symbol (“Name Change”).

The Written Consent was sufficient to approve the Authorized Increase and Name Change under Nevada law. The attached Information Statement describes the Increased Authorized that the shareholders of the Company have approved.

This Information Statement is prepared and delivered to meet the requirements of Section 78.390 of the Nevada Revised Statutes. This Information Statement is being mailed on or about May 20, 2022 to holders of record of Common Stock as of the close of business on May 12, 2022 (the “Record Date”). The Company had 2,674,530 shares of Common Stock outstanding as of the Record Date. Each share of Common Stock was entitled to one (1) vote.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Under Rule 14c-2(b) of the Securities Exchange Act of 1934, as amended, none of the actions described in the Information Statement may be taken earlier than 20 calendar days after we have sent or given the Information Statement to our shareholders. We intend to distribute this Notice and Information Statement to our shareholders on or about May 20, 2022.

The control share acquisition and dissenter’s rights provisions of Chapter 78 of the Nevada Revised Statues are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no shareholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

Please read this Notice and Information Statement carefully and in its entirety. It describes the terms of the actions taken by the shareholders.

Although you will not have an opportunity to vote to elect the members of the Board of Directors, ratify the appointment of Turner Stone & Co. as the Company’s auditors or approve of the Authorized Increase or the Name Change, this Information Statement contains important information about these items.

By Order of the Board of Directors
/s/ J. Bryan Read
J. Bryan Read
Chief Executive Officer

INFORMATION STATEMENT OF STANDARD METALS PROCESSING, INC.
611 Walnut Street
Gadsden, AL 35901
Telephone (888) 960-7347

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the shareholders of Standard Metals Processing, Inc., a Nevada corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the holders of more than 51% of the voting power (the “Consenting Shareholders”) of the Company’s outstanding capital stock as of the record date of May 12, 2022 (the “Record Date”). These actions are being taken without notice, meetings or votes in accordance with the Nevada Revised Statutes (“NRS”), Sections 78.315 and 78.320. This Information Statement is being mailed to the shareholders of the Company, as of the Record Date, on May 12, 2022.

On May 9, 2022, the Consenting Shareholders consented in writing to the Authorized Increase and the Name Change. In addition, the Consenting Shareholders re-elected the current members of the Board of Directors and ratified the appointment of Turner Stone & Co. as the Company’s auditors for the year ended December 31, 2022. This consent was sufficient to approve these actions under Nevada law.

NO VOTE REQUIRED

We are not soliciting consents to approve any of the above actions. Nevada law permits the Company to take any action which may be taken at an annual or special meeting of its shareholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

NO DISSENTERS’ RIGHTS

Pursuant to the Nevada Revised Statues, NRS 92A.300 to 92A.500 inclusive, NONE of the corporate actions described in this Information Statement will afford to shareholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

Interests of Certain Parties in the Matters to be Acted Upon

Ms. Ullman, a director, and Chief Financial Officer of the Company is also a member of Granite Peak Resources, LLC. Other than with respect to the Consenting Shareholders, none of the executive officers of the Company has any substantial interest resulting from the Authorized Increase or Name Change that is not shared by all other shareholders.

Requests for Shareholder Materials

If requested by phone, we will promptly provide one copy of this Information Statement to a shareholder. Requests by phone should be directed to American Stock Transfer & Trust Company, LLC (“AST”) Customer Service at 1-800-937-5449. The Company filings are also available on the Internet on the SEC’s website at www.sec.gov.

NOTICE TO SHAREHOLDERS OF ACTIONS APPROVED
BY CONSENTING SHAREHOLDERS

ELECTION OF DIRECTORS

The following table sets forth certain information with respect to persons elected to the Board of Directors of the Company by the Written Consent:

Name	Age	Position with the Company
J. Bryan Read	59	Chief Executive Officer, Director and Secretary
Sharon Ullman	75	Chief Financial Officer, Chairwoman, Treasurer and Chief Administrative Officer

Biographies

J. Bryan Read, Lt. Col, US Army (R) — Chief Executive Officer, Director and Secretary

Mr. Read was appointed Chief Executive Officer on December 13, 2016 honorably served as an officer and a commander in the United States Army. He has over twenty years professional military experience in leadership management, military logistics, training operations, missile defense, property management, diplomacy, and supply systems. He has commanded military organizations from platoon up through battalion level. As a military attaché assigned to the State Department and an overseas United States Embassy in the Former Soviet Union, he regularly planned and conducted meetings with high level foreign government officials and ministries on behalf of the United States involving important defense and commerce related matters. He has served as the Russian language Interpreter and team leader for the U.S. Humanitarian Special Operations Mission to Semipalatinsk, Kazakhstan. Additionally, he was a professor at the United States Military Academy at West Point.

Bryan has served as a business development executive officer and independent business development consultant for variety of companies and industries. He has introduced businesses to private and government sector opportunities by utilizing operations research, analytics, and networking. The goal was to present revenue generating opportunities as well as merger and acquisition opportunities. His duties included negotiating terms of agreement for client projects, analyzing business models, developing marketing strategies, and reviewing P&L. His clients’ products and services have included the following industries: renewable energy, mining, precious metals processing, B2B connectivity/management services, e-mail encryption technology software, EVM software, steel manufacturing technology, construction, antennas, smart grid technologies, computer simulations, and sports recovery nutritional products. He has also served as a business development liaison between Bio-Pharmaceutical companies in order to coordinate clinical research for FDA approval. He has regularly organized and facilitated meetings for clients with fortune 500 senior management, government agencies, and congressional staffs. His efforts have a proven track record of producing contracts, teaming arrangements, alliances, and reseller agreements.

As a member of the American Council of Renewable Energy (ACORE), Mr. Read has served on the Power and Infrastructure Committee and the Defense Initiatives Energy Committee. These committee positions allowed him to regularly provide input to elected officials on future energy policy. He regularly attends national energy conferences to connect and share ideas with public and private leaders in the energy community. Bryan is also the President and Founder of Keystone General Contracting and Technologies LLC., a Veteran Owned Small Business.

Mr. Read has a master’s degree from Cornell University and is a graduate of the United States Army Command and General Staff College. He was a Senior Fellow at the George C. Marshall European Center for Security Studies in Garmisch, Germany. He earned his bachelor’s degree from the University of Alabama.

Sharon L. Ullman — Chief Financial Officer, Chairwoman, Treasurer, and Chief Administrative Officer

Sharon L. Ullman was appointed to our Board of Directors on March 18, 2011, in connection with the Shea Exchange Agreement. Effective December 16, 2011, Ms. Ullman was appointed to serve as the Company’s interim Chief Executive Officer and Executive Chairperson of the Board. On October 9, 2012, the Board of Directors voted to remove “interim” from her title and approve her position as Chief Executive Officer and Chairman of the Board. On February 6, 2014, the Board of Directors voted to appoint Ms. Ullman the Company’s President and Executive Chairwoman of the Board of Directors. On August 20, 2015 Ms. Ullman stepped down as CEO and President and took on the role of Chief Administrative Officer, she was appointed as the Interim Chief Financial Officer on October 26, 2015. Her appointment as CFO and Chief Administrative Officer was confirmed by the Board of Directors on April 4, 2016 and she was also appointed as the Treasurer.

Since June 2010, Ms. Ullman has served as the Manager of Afignis, LLC (“Afignis”), a New York limited liability company, which was established to identify and develop mining, natural resource and agricultural opportunities on a global basis, with a focus on emerging markets. Afignis has made several investments, including currently holding approximately 12% of our outstanding common stock and the acquisition of mining and agricultural interests in Sierra Leone, Africa. The Sierra Leone investment is managed by Afignis Sierra Leone Limited, a Sierra Leone company, which is a strategic partnership between the Mende tribe and Afignis. Ms. Ullman has been the President of Afignis Sierra Leone Limited since 2010. Afignis Sierra Leone Limited is involved in gold and diamond mining operations and had interests in large parcels of arable land for agriculture including acres of cacao and coffee plantations.

Ms. Ullman is active in philanthropic and government relations through her work as the Founder, President and Chief Executive Officer of S. L. Ullman & Associates, Inc., formed in 2007 as a private consulting firm, and has been recognized for her achievements in these areas.

Ms. Ullman served as the Executive Director and President of the 23rd Street Association (the “Association”). Through her efforts, the Association was involved in the development of Project 9A, the Hudson River Waterfront and the High Line. She was a prominent leader in the revitalization of historic Madison Square Park, helping to raise millions for its restoration and maintenance. She successfully led the effort to establish the Flatiron/23rd Street Partnership, a Business Improvement District in the Flatiron/23rd Street area. Her efforts as the founding member and member of the Board, helped reinforce the Flatiron/23rd Street area’s growing stature as one of the city’s premier destination spots.

Ms. Ullman has worked with all levels of government and government agencies and has been widely acknowledged for her contributions. Her numerous awards include being voted a top 100 New Yorker. She was written into the congressional record with remarks in recognition of her outstanding leadership by congresswoman Carolyn Maloney in 2004 and 2007, she received letters of recognition and outstanding citizen citations from President Bill Clinton, Governor George Pataki, Mayors Michael Bloomberg and Rudolf Giuliani, and she received letters of recognition from then senator Hillary Rodham Clinton and Charles E. Schumer.

Ms. Ullman has been awarded the Outstanding Citizen Award from Speaker Christine Quinn, Council of the City of New York, and letters of recognition from State Senators, State Assembly Members, City Council Members and Police Commissioners. She received the Tilden Humanitarian Award and the Humanitarian of the Year Award from Concerned Citizen’s Speak. She has participated in Mayor Bloomberg’s “Friday Morning Breakfasts” for outstanding community leaders to discuss important issues affecting the city.

RATIFICATION OF APPOINTMENT OF THE COMPANY’S AUDITORS

The Board of Directors has appointed Turner, Stone & Company L.L.P, as the Company’s independent certified public accountants for the fiscal year ending December 31, 2022. Turner, Stone & Company L.L.P, was the independent public auditor of the Company for the fiscal year ended December 31, 2021. The affirmative vote of a majority of the shareholders has ratified the appointment of Turner, Stone & Company L.L.P, as the Company’s independent public auditor.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE OF NUMBER OF SHARES OF COMMON STOCK AND PREFERRED STOCK AUTHORIZED

The Board of Directors has approved an increase in the number of shares Common Stock authorized for issuance from 500,000,000 to 1,000,000,000 and increase the number of authorized shares of Preferred Stock of the Company to 110,000,000 of which 90,000,000 will be classified as “blank check preferred” to be effective on June 17, 2022 (the “Effective Date”). There will not be a change in the par value of the Common Stock of the Company.

PLEASE NOTE THAT THE AUTHORIZED INCREASE WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY.

Shareholders will hold the same percentage interest in the Company as they held prior to the Authorized Increase. Shareholders will not experience any dilution solely because of the Authorized Increase.

COMMON STOCK

Our Board of Directors and the holders of a majority of our outstanding shares of Common Stock have approved an amendment to our articles of incorporation to (i) increase the number of authorized shares of Common Stock from 500,000,000 to 1,000,000,000, and (ii) increase number of authorized shares of Preferred Stock from 50,000,000 to 110,000,000 shares of Preferred Stock.

The Amendment, which will be in the form of Appendix A hereto, will be effective on the Effective Date set forth on the Amendment to be filed with the Secretary of State of the State of Nevada. The Effective Date will be approximately, but not less than, 20 days after the definitive information statement is mailed to stockholders.

Increase in Authorized Common Stock

On the Effective Date of the Amendment to be filed with the Nevada Secretary of State, it will effect an increase in the number of shares of the Company’s authorized Common Stock, from 500,000,000 to 1,000,000,000. As of May 9, 2022, 2,647,530 shares of Common Stock are issued and outstanding.

Purpose of Increase in Authorized Common Stock

The Board of Directors believes that the increase in authorized Common Stock will provide the Company greater flexibility with respect to the Company’s capital structure for various purposes including, but not limited to, additional equity financings and stock based acquisitions.

Effect of Increase in Authorized Common Stock on Current Shareholders

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

The additional shares of Common Stock could be used in the future for various purposes without further shareholder approval, except as such approval may be required by applicable law. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, expanding the company’s business through the acquisition of other businesses and other purposes.

Possible Anti-Takeover Effects of Increase in Authorized Common Stock

We could also use the additional shares of Common Stock that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Amendment has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that this proposal could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the Company’s shareholders might otherwise receive a premium for their shares over then current market prices.

Authorization of Additional Preferred Stock

Upon filing with the Nevada Secretary of State, the Amendment will authorize the issuance of up to 110,000,000 shares of preferred stock, $0.001 par value (“Preferred Stock”). The Company’s articles of incorporation presently authorize the issuance of 50,000,000 shares of Common Stock. As of May 9, 2022, 10,000,000 shares of Common Stock are issued and outstanding. The Board of Directors will be authorized to fix the designations, rights, preferences, powers and limitations of each series of the Preferred Stock.

The term “blank check” preferred stock refers to stock which gives the Board of Directors of a corporation the flexibility to create one or more series of preferred stock, from time to time, and to determine the relative rights, preferences, powers and limitations of each series, including, without limitation: (i) the number of shares in each series, (ii) whether a series will bear dividends and whether dividends will be cumulative, (iii) the dividend rate and the dates of dividend payments, (iv) liquidation preferences and prices, (v) terms of redemption, including timing, rates and prices, (vi) conversion rights, (vii) any sinking fund requirements, (viii) any restrictions on the issuance of additional shares of any class or series, (ix) any voting rights and (x) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions.

Effect of Amendment on Current Shareholders

The shares of Preferred Stock authorized pursuant to the Amendment could be issued, at the discretion of the Board, for any proper corporate purpose, without further action by the shareholders other than as may be required by applicable law. Existing shareholders do not have preemptive rights with respect to future issuance of Preferred Stock by the Company and their interest in the Company could be diluted by such issuance with respect to any of the following: earnings per share, voting, liquidation rights and book and market value.

The Board of Directors will have the power to issue the shares of Preferred Stock in one or more classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares. The issuance of shares of Preferred Stock could affect the relative rights of the Company’s shares of Common Stock. Depending upon the exact terms, limitations and relative rights and preferences, if any of the shares of Preferred Stock as determined by the Board of Directors at the time of issuance, the holders of shares of Preferred Stock may be entitled to a higher dividend rate than that paid on the Common Stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their shares of Preferred Stock into shares of Common Stock, and voting rights which would tend to dilute the voting control of the Company by the holders of shares of Common Stock. Depending on the particular terms of any series of the Preferred Stock, holders thereof may have significant voting rights and the right to representation on the Company’s Board of Directors. In addition, the approval of the holders of shares of Preferred Stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

Purpose of Authorization of Additional Blank Check Preferred Stock

The Board of Directors believes that the authorization of shares of Preferred Stock is desirable because it will provide the Company with increased flexibility of action to meet future working capital and capital expenditure requirements through equity financings without the delay and expense ordinarily attendant on obtaining further shareholder approvals. The Board of Directors believes that the authorization of blank check preferred stock will improve the Company’s ability to attract needed investment capital, as various series of the Preferred Stock may be customized to meet the needs of any particular transaction or market conditions.

Possible Anti-Takeover Effects of Authorization of Blank Check Preferred Stock

The issuance of shares of Preferred Stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or seeking to bring about removal of incumbent management or a corporate transaction such as a merger. For example, the issuance of shares of Preferred Stock in a public or private sale, merger or in a similar transaction may, depending on the terms of the series of Preferred Stock dilute the interest of a party seeking to take over the Company. Further, the authorized Preferred Stock could be used by the Board of Directors for adoption of a shareholder rights plan or “poison pill.”

The Authorized Increase was not proposed in response to, or for the purpose of deterring, any effort to obtain control of the Company or as an anti-takeover measure. It should be noted that any action taken by the Company to discourage an attempt to acquire control of the Company might result in shareholders not being able to participate in any possible premiums which might be obtained in the absence of anti-takeover provisions. Any transaction which may be so discouraged or avoided could be a transaction that the Company’s shareholders might consider to be in their best interests. However, the Board of Directors has a fiduciary duty to act in the best interests of the Company’s shareholders at all times.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, together with the accompanying footnotes, sets forth information regarding the beneficial ownership of the Common Stock of the Company as of May 9, 2022, for (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s executive officers, (iii) each of the Company’s directors and (iv) all directors and executive officers as a group. Applicable percentage ownership in the following table is based on 2,647,530 shares of Common Stock outstanding as of May 9, 2022.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. In addition, shares of Common Stock issuable upon exercise of options, warrants and other convertible securities beneficially owned that are exercisable within sixty days of May 9, 2022, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

Beneficial Owners of More than 5%:

Name	Shares Beneficially Owned	Percentage of Class
Granite Peak Resources, LLC 30 N Gould Street, Suite R Sheridan, WY 82081	1,441,926	53.6%

Directors and Named Executive Officers:

J. Bryan Read 611 Walnut Street Gadsden, AL 35901	3,000	*%

____________

*        Denotes >1%

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

•        Annual Report on Form 10-K for the year ended December 31, 2021

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any shareholder upon written request.

By Order of the Board of Directors
/s/ J. Bryan Read
J. Bryan Read
Chief Executive Officer
Gadsden, Alabama
May 9, 2022

JOINT WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND
MAJORITY HOLDERS OF THE COMMON STOCK OF
STANDARD METALS PROCESSING, INC.

The undersigned, being all of the directors and the holders of a majority of the shares of Common Stock (“Consenting Shareholders”) of Standard Metals Processing, Inc., a Nevada corporation (the “Company”), hereby adopt the following resolution by their written consent thereto as of May 9, 2022 hereby waiving all notice of and the holding of a meeting of the board of directors and Common Stock shareholders to act upon such resolutions.

BOARD OF DIRECTORS

WHEREAS, the Consenting Shareholders wish to re-elect J. Bryan Read and Sharon Ullman, the current members of the Board of Directors to hold office until the Company’s Annual Meeting of Shareholders in 2023 or until their successors are duly elected and qualified;

NOW, THEREFORE, BE IT RESOLVED, that J. Bryan Read and Sharon Ullman are re-elected as members of the Board of Directors to hold office until the Company’s Annual Meeting of Shareholders in 2023 or until their successors are duly elected and qualified;

RATIFICATION OF THE APPOINTMENT OF AUDITOR

WHEREAS, the Board of Directors has determined that it is in the best interest of the Corporation and its shareholders to appoint Turner, Stone & Company, L.L.P. as the Company’s independent registered public accounting firm;

NOW, THEREFORE, BE IT RESOLVED, that Turner, Stone & Company, L.L.P. is appointed as the Company’s independent registered public accounting firm;

INCREASE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

WHEREAS, the Board of Directors has determined that it is in the best interest of the Company and its shareholders to increase the number of authorized shares of the Company’s Common Stock to one billion (1,000,000,000) shares to allow for issuances in connection with potential acquisitions, debt settlement and to attract and retain qualified officers, directors and employees;

NOW, THEREFORE, BE IT RESOLVED, that the Company is authorized and directed to effectuate the Name Change.

INCREASE NUMBER OF SHARES OF AUTHORIZED PREFERRED STOCK

WHEREAS, the Board of Directors has determined that it is in the best interest of the Company and its shareholders to increase the number of authorized shares of the Company’s Preferred Stock to one hundred ten million (110,000,000) shares, of which ninety million (90,000,000) are designated as “blank check preferred” to allow for issuances in connection with potential acquisitions, debt settlement and to attract and retain qualified officers, directors and employees (together with the increase in authorized Common Stock the “Authorized Increase”);

NOW, THEREFORE, BE IT RESOLVED, that the Company is authorized and directed to effectuate the Authorized Increase;

COMPANY NAME CHANGE

WHEREAS, the Board of Directors has determined that it is in the best interest of the Company and its shareholders to change the name of the Company from Standard Metals Processing, Inc. to American Clean Resources Group, Inc. (the “Name Change”) and change the Company’s ticker symbol to correspond with the Name Change;

NOW, THEREFORE, BE IT RESOLVED, that the Company is authorized and directed to effectuate the Name Change.

GENERAL RESOLUTION

NOW, THEREFORE, BE IT RESOLVED, that Consenting Shareholders of Standard Metals Processing, Inc. hereby elect J. Bryan Read and Sharon Ullman as members of the Board of Directors to hold office until the Company’s Annual Meeting of Shareholders in 2023 or until their successors are duly elected and qualified

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors and the Consenting Shareholders of Standard Metals Processing, Inc. hereby appoint Turner, Stone & Company, L.L.P. as the Company’s independent registered public accounting firm;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors and the Consenting Shareholders of Standard Metals Processing, Inc. hereby approve the Authorized Increase;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors and the Consenting Shareholders of Standard Metals Processing, Inc. hereby approve the Name Change; and

FINALLY, BE IT RESOLVED, that any and all actions heretofore or hereafter taken by any Director within the terms of the preceding resolutions, or any actions heretofore taken by the Board of Directors are hereby authorized, approved, ratified and confirmed in all respects and that the proper officers and/or directors of the Company are hereby authorized, empowered, and directed, in the name and on behalf of the Company, or otherwise, to execute all such instruments, documents, and certificates, and take all such further and other actions in connection with the resolutions hereinabove adopted as they may deem necessary, advisable, and proper to effectuate the intent and purpose of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned constituting all the members of the Board of Directors and the majority voting power of the shareholders of the Company does hereby execute this resolution effective as May 9, 2022.

DIRECTORS:

By:	/s/ J. Bryan Read

By:	/s/ Sharon Ullman

CONSENTING MAJORITY SHAREHOLDERS:

Name	# of Voting power
Granite Peak Resources, LLC	53.6%
By: /s/ Anthony R. Russo
Name: Anthony R. Russo

Officers and Directors of the Company	>1%
By: /s/ J. Bryan Read
TOTAL	53.6%

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

1.      Name of corporation:

Standard Metals Processing, Inc.

2.      The articles have been amended as follows (provide article numbers, if available):

Article I Name of Corporation should be amended to read as follows:

“American Clean Resources Group, Inc.”

Article III is hereby amended to read as follows:

The total number of shares of stock which the Corporation shall have the authority to issue to issue is one billion one hundred ten million (1,110,000,000) which shall consist of (i) one billion (1,000,000,000) shares of common stock, par value $0.001 per share, and (ii) one hundred ten million (110,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

This amendment does not affect any previously filed rights and designations of classes of preferred stock and/or reverse stock split filings.

3.      The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4.      Effective date of filing (optional): June 17, 2022

5. Signature (required):	/s/ J. Bryan Read
Chief Executive Officer